SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported)  December  5,  2002

ARS NETWORKS, INCORPORATED
(Name of Small Business issuer in its charter)

NEW HAMPSHIRE	000-25967	14-1805077
(State or other jurisdiction of incorporation or organization)	(Commission file No.)	(IRS Employer Identification No.)

100 Walnut Street
 Champlain, New York 12919

(Address of principal executive offices including zip code)

(518) 298-2042
(Registrant's telephone number including area code)

ITEM 5. Other Items

On December 5, 2002, at a Special Meeting of Shareholders, the Shareholders of ARS Networks Incorporated approved the increase in the number of authorized common shares of the Company to 500 million from the previous level of 50 million.

With respect to this change, the Company has filed Articles of Amendment with the State of New Hampshire as required by state law.

SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2002

ARS Networks, Inc.

/s/ Sydney A. Harland
Sydney A. Harland
President and Chief Executive Officer